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                                                                    Exhibit 10.A

                                                                  EXECUTION COPY

                      SECOND AMENDMENT TO CREDIT AGREEMENT

           This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of April 16, 2002, by and among Mentor Graphics Corporation, an Oregon corporation (the "Company"), the several financial institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), The Bank of Nova Scotia, as documentation agent, Fleet National Bank, N.A., as syndication agent, and Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "Agent").

           WHEREAS, the Company, the Banks and the Agent entered into a Credit Agreement dated as of January 10, 2001, as amended pursuant to that certain First Amendment to Credit Agreement dated as of January 24, 2002 (as so amended, and as otherwise amended, modified or supplemented from time to time, the "Credit Agreement");

           WHEREAS, the Company presently intends to acquire all of the outstanding shares of Innoveda, Inc., a Delaware corporation (the "Innoveda Acquisition");

           WHEREAS, the Company has requested the right to obtain a bridge loan of up to $125,000,000 (the "Bridge Loan Facility") and to issue subordinated debt (the "Subordinated Indebtedness");

           WHEREAS, the Company has requested that the Majority Banks agree to certain amendments to the Credit Agreement in contemplation of the Innoveda Acquisition, the issuance of Subordinated Indebtedness and the execution of the Bridge Loan Facility and the Majority Banks have agreed to such request, subject to the terms and conditions of this Amendment;

     NOW, THEREFORE, the parties hereto agree as follows:

1.  Definitions; References; Interpretation.

     (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

     (b) Each reference to "this Amendment", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Second Amendment Effective Date (as defined in Section 4(a) hereof) refer to the Credit Agreement as amended hereby.

     (c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.

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2. Amendments to Credit Agreement. Subject to the terms and conditions hereof, the Credit Agreement is amended as follows:

     (a) Effective as of the Second Amendment Effective Date:

          (1) The following new terms are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

                ""ATI" means Accelerated Technology Inc."

                ""ATI Acquisition" means the Acquisition by the Company or a Subsidiary of ATI."

                ""Bridge Loan Facility" means that certain $125,000,000 Bridge Loan Agreement dated as of April 16, 2002, by and among the Company, BofA, as administrative agent, and the other lenders party thereto."

                ""IKOS Acquisition" means the Acquisition by the Company or a Subsidiary of IKOS."

                ""Innoveda" means Innoveda, Inc., a Delaware corporation."

                ""Innoveda Acquisition" means the Acquisition by the Company or a Subsidiary of Innoveda."

                ""Innoveda Acquisition Agreement" means the agreement between the Company and Innoveda pursuant to which the Innoveda Acquisition takes place."

                ""Second Amendment Effective Date" has the meaning assigned to such term in that certain Second Amendment to Credit Agreement dated as of April 16, 2002 by and among the Company, BofA, as administrative agent, and the Banks party thereto."

                ""Subordinated Indebtedness" means Indebtedness incurred from time to time and subordinated in right of payment to the Obligations hereunder."

          (1) The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                ""Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
          (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." Such rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall

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          take effect at the opening of business on the day specified in the public announcement of such change."

                ""Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Agent."

                ""Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans:

                (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                (c) if the rates referenced in the preceding subsections (a) and
          (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank offshore market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period."

          (1) Subsection (b) of the defined term "Cash Equivalents" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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                "(b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by (i) any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore, Israel, India and Egypt), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investor Service, Inc. ("Moody's"), or (ii) any Bank;"

          (1) Subsection (b) of the defined term "Permitted Investments" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three years, issued by any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore, Israel, India and Egypt), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-2 by Standard & Poor's Corporation ("S&P") or at least P-2 by Moody's Investor Service, Inc. ("Moody's");"

          (1) The defined terms "Eurodollar Reserve Percentage", "Joint Venture", "Net Cash Consideration" and "Subordination Agreement" set forth in
Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

          (2) Subsection 6.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(c) promptly upon request of the Agent, a certificate of a Responsible Officer of the Company certifying (i) the aggregate dollar amount of Returned Accounts for the Company and its Subsidiaries for the most recently-ended calendar month, measured on a consolidated basis, (ii) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries, measured on a consolidated basis, as of the last day of such calendar month, (iii) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due, measured on a consolidated basis, as of the last day of such calendar month, and (iv) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due expressed as a percentage of the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its

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          Subsidiaries, in each case, measured on a consolidated basis, as of the last day of such calendar month; provided, however, that unless and until a Borrowing has occurred hereunder, the Company shall be under no obligation to deliver the monthly certificates required under this subsection 6.02(c); provided, further, however, that it shall be an additional condition precedent to the initial Borrowing after the Bridge Termination Effective Date that the Company deliver to the Agent a certificate of a Responsible Officer of the Company certifying retroactively the information required under the preceding clauses (i) through (iv) for each calendar month ended from the Bridge Termination Effective Date through the first Borrowing thereafter;"

          (1) Section 6.13 of the Credit Agreement is hereby amended by deleting the word "diligently" therefrom.

          (2) Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (q) thereof; (ii) deleting the period at the end of subsection (r) thereof and inserting "; and" therefor; and
(iii) adding the following as new subsection (s) thereof:

                "(s) Liens on Margin Stock of Innoveda."

          (1) Section 7.02 of the Credit Agreement is hereby amended by (i) amending and restating subsections (d) and (f) thereof in their entirety to read as set forth below; (ii) deleting the word "and" at the end of subsection (h) thereof; (iii) deleting the period at the end of subsection (i) thereof and inserting "; and" therefor; and (iv) adding the following as new subsection (j) thereof:

                "(d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; provided that (i) for those Permitted Receivables having a final maturity date which is less than 12 months after the date such obligations arise, the value of such accounts receivable so sold by the Company and its Subsidiaries shall not exceed $50,000,000 at any time outstanding, and (ii) the value of all Permitted Receivables (whether or not having a final maturity date which is less than 12 months after the date such obligations arise) so sold by the Company and its Subsidiaries shall not exceed $50,000,000 at any time outstanding; and provided, further, however, that no dispositions of any Permitted Receivables shall be permitted at any time that any of the following circumstances exist: (A) Returned Accounts for the Company and its Subsidiaries for any calendar month shall have exceeded $10,000,000 in the aggregate, measured on a consolidated basis, (B) accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due shall be greater than 10% of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries, in each case, measured on a consolidated basis, (C) the TNW Buffer measured as of the last day of any full fiscal quarter, commencing with the second full fiscal quarter following the fiscal quarter in which the Innoveda Acquisition is consummated, shall be less than 50% of the

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          TNW Buffer measured as of the last day of the fiscal quarter immediately preceding such fiscal quarter, (D) if after giving effect to such disposition, the Company would not be in pro forma compliance with the financial covenants set forth in Subsections 7.14(a) through
          (d), measured as of the last day of the fiscal quarter then most recently ended for which a Compliance Certificate has been delivered to the Agent and the Banks pursuant to subsection 6.02(b), or (E) any Event of Default then exists or would result from such disposition;"

                "(f) the sale or lease of any property set forth on Schedule
          7.02 hereof and any excess facilities acquired at the time of the ATI Acquisition, the IKOS Acquisition or the Innoveda Acquisition, in each case for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may be); provided that no Default or Event of Default then exists or would result from such sale;"

                "(j) the sale of Margin Stock of Innoveda for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may
          be)."

          (1) Section 7.04 of the Credit Agreement is hereby amended by (i) amending and restating subsections (d), (e), (h) and (k) thereof in their entirety to read "reserved", (ii) deleting the word "and" at the end of subsections (j) and (k) thereof; (iii) deleting the period at the end of subsection (l) thereof and inserting "; and" therefor, and (iv) adding the following as new subsections (m) and (n) thereof, respectively:

                "(m) the purchase by the Company of the capital stock of Innoveda and ATI; and"

                "(n) other Investments, the value of which as reflected on the Company's balance sheet does not exceed $10,000,000 in the aggregate in any fiscal year."

          (1) Section 7.05 of the Credit Agreement is hereby amended by (i) amending and restating subsection (g) thereof in its entirety to read "reserved", (ii) deleting the period at the end of subsection (i) thereof and inserting a semicolon therefor, (iii) deleting the word "and" at the end of subsection (h) thereof, and (iv) adding the following as new subsections (j) and
(k) thereof:

                "(j) Subordinated Indebtedness, provided that (i) the maturity date of such Subordinated Indebtedness shall be at least six months after the Revolving Termination Date (as defined on the Second Amendment Effective Date), (ii) such Subordinated Indebtedness shall not have any scheduled payment of principal, scheduled prepayment, scheduled mandatory redemption or repurchase or sinking fund payment prior to at least six months after the Revolving Termination Date (as defined on the Second Amendment Effective Date), (iii) such Subordinated Indebtedness shall be subordinated in right of payment to the Obligations

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          hereunder and under the Bridge Loan Facility on terms reasonably satisfactory to the Agent and the Majority Banks, and (iv) the proceeds thereof shall be used to prepay outstanding loans under the Bridge Loan Facility; and"

                "(k) during the period prior to October 31, 2002, Indebtedness incurred pursuant to the Bridge Loan Facility, in an aggregate principal amount not to exceed $125,000,000."

          (1) Section 7.07 of the Credit Agreement is hereby amended by (a) amending and restating subsection (a) thereof in its entirety to read as set forth below, and (b) adding the following as new subsection (d) thereof:

                "(a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, otherwise than in connection with the purchase of shares of its own stock for retirement, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in the case of each of the preceding clauses (i) (ii) and
          (iii), in violation of Regulation T, U or X of the FRB, or (iv) to acquire any security (other than IKOS Margin Stock and Margin Stock of Innoveda) in any transaction that is subject to Section 13(d) or 14(d) of the Exchange Act."

                "(d) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, to repay Indebtedness under the Bridge Loan Facility."

          (1) Subsection 7.08(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and set forth on Schedule 7.08 hereof and any equivalent replacements thereof;"

          (1) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "7.10 The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, purchase, retire, defease (including in-substance or legal defeasance), or make any sinking fund or similar payment with respect to, Subordinated Indebtedness, except that:

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                (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

                (b) so long as no Default or Event of Default exists or would result therefrom, the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares pursuant to any employee stock option or purchase plan; provided that all such purchases, redemptions or other acquisitions otherwise permitted under this clause (b) do not exceed $5,000,000 in the aggregate in any fiscal year; and

                (c) the Company may make regularly scheduled payments of interest in respect of Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement or instrument governing such Subordinated Indebtedness."

          (1) Subsection 8.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(m) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness and subordinating such Subordinated Indebtedness to the Obligations hereunder is for any reason revoked, invalidated or otherwise breached by the Company or any Subsidiary, or otherwise ceases to be in full force and effect as a result of any act or omission of the Company or any Subsidiary, or the Company or any Subsidiary otherwise contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder."

          (1) Exhibit G of the Credit Agreement is hereby amended and restated in its entirety to read "reserved".

          (2) Schedules 5.05, 5.07, 5.12, 5.15, 5.16, 5.17, 7.01, 7.02, 7.04,
7.05 and 7.08 attached to the Credit Agreement are hereby amended and restated in their entirety to read as set forth on Schedules 5.05, 5.07, 5.12, 5.15, 5.16, 5.17, 7.01, 7.02, 7.04, 7.05 and 7.08, respectively, attached hereto.

     (b) Effective as of the Bridge Funding Effective Date (as defined in
Section 4(b) hereof):

          (1) The following new terms shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order:

                ""Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance

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          sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease."

                ""Bridge Funding Effective Date" has the meaning assigned to such term in that certain Second Amendment to Credit Agreement dated as of April 16, 2002, by and among the Company, BofA, as administrative agent, and the Banks party thereto."

                ""Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income,
          (iv) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (v) restructuring charges taken in the third and fourth fiscal quarters of fiscal year 2001 and the first fiscal quarter of fiscal year 2002, and (vi) any Acquisition-related expenses, restructuring charges and write-offs (relating to in-process research and development, goodwill and other intangibles associated with the ATI Acquisition, the IKOS Acquisition or the Innoveda Acquisition) taken in the fiscal quarter in which consummation of the applicable Acquisition occurs or in the immediately following fiscal quarter."

                ""Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) Attributable Indebtedness (other than that of ATI, IKOS and Innoveda) in respect of capital leases and Synthetic Lease Obligations, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Company or any Subsidiary, except with respect to automobile leasing programs for employees in Europe."

                ""Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP."

                ""Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries."

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                ""Consolidated Tangible Net Worth" means, at any time of
          determination, in respect of the Company and its Subsidiaries, determined on a consolidated basis, total assets (exclusive of goodwill, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium and other like intangibles) minus total liabilities (including accrued and deferred income taxes), at such time, all as determined in accordance with GAAP."

                ""Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment)."

          (1) The defined term "Applicable Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                ""Applicable Margin" means (a) with respect to Offshore Rate Loans (i) 2.50% for the period from and including the Bridge Funding Effective Date to but excluding August 1, 2002, (ii) 3.25% for the period from and including August 1, 2002 to but excluding September 15, 2002, and (iii) 4.25% thereafter; and (b) with respect to Base Rate Loans, (i) 1.25% for the period from and including the Bridge Funding Effective Date to but excluding August 1, 2002, (ii) 2.00% for the period from and including August 1, 2002 to but excluding September 15, 2002, and (iii) 3.00% thereafter."

          (1) The defined terms "Consolidated Current Liabilities", "EBITDA", "FDIC" and "Leverage Ratio" set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

          (2) Subsection 2.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee of 0.50% on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter calculated by the Agent. Such commitment fee shall accrue from the Bridge Funding Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the last day of the first full calendar quarter following the Bridge Funding Effective Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the

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          following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met."

          (1) Subsection 2.09(c) of the Credit Agreement is hereby deleted in its entirety.

          (2) Section 6 of the Credit Agreement is hereby amended by adding the following as new Section 6.14 thereof:

                "6.14 Innoveda Acquisition. The Company shall cause Innoveda to become a Wholly-Owned Subsidiary on, or within a reasonable period of time after, the consummation of the Innoveda Acquisition."

          (1) Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "7.14 Financial Covenants

                (a) Minimum Liquidity. The Company shall not permit the ratio (determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus net current accounts receivable (valued in accordance with GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Funded Indebtedness, as of June 30, 2002 to be less than 0.95 to 1.00 and as of the end of each fiscal quarter thereafter to be less than 1.00 to 1.00.

                (b) Minimum Tangible Net Worth. The Company shall not as of the end of any fiscal quarter permit Consolidated Tangible Net Worth to be less than the sum of (i) Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs, less (ii) $5,000,000, plus (iii) 75% of Consolidated Net Income (before write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition relating to goodwill and other intangibles previously capitalized on the Company's balance sheet associated with any such Acquisition excluding write-offs for in-process research and development not previously capitalized on the Company's balance sheet) for each fiscal quarter commencing after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (to the extent such Consolidated Net Income for any such fiscal quarter is positive), plus (iv) 100% of the Net Issuance Proceeds of any new equity issued by the Company after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (excluding equity issued under employee stock option or purchase plans); provided, however, that in no event shall Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs be less than $-75,000,000.

                (c) Minimum Net Income. The Company shall not as of the end of any fiscal quarter permit Consolidated Net Income (excluding amortization of intangibles and restructuring charges and non-cash expenses and write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition taken in the fiscal quarter in which the consummation of such Acquisition occurs, or in the immediately following fiscal quarter) to be less than $0 at any time.

                (d) Maximum Consolidated Funded Indebtedness to Consolidated EBITDA. The Company shall not as of the end of any fiscal quarter permit the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period ended on such date to be more than (A) 2.35 to 1.00 for the fiscal quarter ended June 30, 2002, and (B) 2.00 to 1.00 for each fiscal quarter thereafter.

                (e) Maximum Capital Expenditures. The Company shall not, and shall not suffer or permit any Subsidiary to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during fiscal year 2002, $35,000,000."

          (1) Section 7 of the Credit Agreement is hereby amended by adding the following as new Section 7.15 thereof:

                "7.15 Amendments to Innoveda Acquisition Agreement. The Company shall not agree to any material amendment to, or waive any of its material rights under, the terms of the Innoveda Acquisition after the Bridge Funding Effective Date without obtaining the prior written consent of the Agent and Majority Banks."

          (1) Schedule 2 to Exhibit C of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2-2 attached hereto.

          (2) Annex I of the Credit Agreement is hereby amended and restated in its entirety to read "reserved".

     (b) Effective as of the Bridge Termination Effective Date (as defined in
Section 4(c) hereof):

          (1) The following new defined terms shall be added to Section 1.01 of the Credit Agreement in proper alphabetical order:

                ""Bridge Termination Effective Date" has the meaning assigned to such term in that certain Second Amendment to Credit Agreement dated as of April 16, 2002, by and among the Company, Bank of America, as administrative agent, and the Banks party thereto."

                ""Consolidated Current Liabilities" means, at any time of determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries, but in any event including all outstanding Loans, at such time."

                ""Leverage Ratio" means, as of any date of determination, the ratio of (a) total consolidated liabilities of the Company and its Subsidiaries on such date, as determined in accordance with GAAP, minus Subordinated Indebtedness, to (b) the sum of Consolidated Tangible Net Worth, plus Subordinated Indebtedness, in each case on such date."

                ""Net Cash Consideration" means, in respect of any Acquisition, the cash consideration paid by the Company or any of its Subsidiaries in respect of such Acquisition less the unencumbered cash and Cash Equivalents of the target Person (including, without limitation, unencumbered cash and Cash Equivalents tendered by holders of options to purchase the target Person's capital stock upon the exercise of such options), in each case, which are acquired by the Company or any of its Subsidiaries as a result of such Acquisition."

                ""Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness minus Subordinated Indebtedness on such date to (b) the sum of Consolidated Tangible Net Worth plus Subordinated Indebtedness on such date."

          (1) The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                ""Applicable Margin" means, for any day, with respect to any Base Rate Loan or Offshore Rate Loan, the applicable margin (on a per annum basis) set forth on the pricing grid attached as Annex I in accordance with the parameters for calculation and adjustment of such applicable margin also set forth on Annex I."

                ""Subordinated Indebtedness" means Indebtedness of the Company incurred from time to time and subordinated in right of payment to the Obligations hereunder, including Indebtedness incurred pursuant to Subsection 7.05(g)."

          (1) Subsection 2.09(b) of the Credit Agreement is hereby amended and restated in it entirety as follows:

                "(b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the applicable "Commitment Fee" set forth on the pricing grid attached as Annex I in accordance with the parameters for calculation and adjustment of such Commitment Fee also set forth on Annex I. Such commitment fee shall accrue from the Bridge Termination Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the last day of the first full calendar quarter following the Bridge Termination Effective Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met."

          (1) Section 2.09 of the Credit Agreement is hereby amended by adding the following as new subsection 2.09(c) thereof:

                "(c) Utilization Fees. The Company shall pay to the Agent for the account of each Bank a utilization fee on the actual daily utilized portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter, as calculated by the Agent, at a rate per annum equal to the applicable "Utilization Fee" set forth on the pricing grid attached as Annex I for each day during such quarter on which utilization of the combined Commitments equals or exceeds 33% at the close of the Agent's business on such day (or the close of the Agent's business on the next preceding Business Day in the case of a Saturday or Sunday or other day not a Business
          Day). For purposes of calculating utilization under this subsection, the Commitments shall be deemed utilized to the extent of the aggregate principal amount of Loans then outstanding. Such utilization fee shall accrue from the Bridge Termination Effective Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the last day of the first full calendar quarter following the Bridge Termination Effective Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued utilization fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The utilization fees provided in this subsection shall accrue at all times after the above-mentioned commencement date."

          (1) Subsection 7.02(d) of the Credit Agreement is hereby amended by deleting the figure "$50,000,000" in clause (ii) thereof and substituting "$100,000,000" therefor.

          (2) Section 7.04 of the Credit Agreement is hereby amended by (i) amending and restating subsections (d), (e), (h) and (k) thereof in their entirety to read, respectively, as follows, and (ii) amending and restating subsection (n) thereof in its entirety to read "reserved":

                "(d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the Net Cash Consideration given for any such Acquisition, together with the Net Cash Consideration given for all prior Acquisitions (other than the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition) undertaken by the Company and its Subsidiaries shall not exceed (A) $20,000,000 in fiscal 2002, and (B) $50,000,000 per annum in any other fiscal year, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;"

                "(e) Subject to clause (i) in subsection 7.04(d) above, Investments incurred in order to consummate Acquisitions otherwise permitted herein for which all or a portion of the consideration given for any such Acquisition is common stock of the Company or any Subsidiary, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained (notwithstanding this clause (ii), if all of the consideration given for any such Acquisition is common stock of the Company or any Subsidiary, then the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree shall not be required hereby);"

                "(h) Investments incurred in order to consummate Acquisitions not otherwise permitted herein subject to the prior written consent of the Majority Banks;"

                "(k) other Investments not exceeding $30,000,000 in any fiscal year as to all such Investments in the aggregate; provided that if all such Investments permitted by this subsection (k) exceed $15,000,000 in the aggregate in any fiscal year, then the $50,000,000 limitation set forth in the preceding subsection (d) shall be reduced for such fiscal year by the amount of such excess; "

          (1) Subsection 7.05(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "other unsecured Indebtedness in an aggregate principal amount outstanding not exceeding $20,000,000 at any time;"

          (1) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "7.10 The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, purchase, retire, defease (including in-substance or legal defeasance), or make any sinking fund or similar payment with respect to, Subordinated Indebtedness, except that:

                (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

                (b) so long as no Default or Event of Default exists or would result therefrom, the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares pursuant to any employee stock option or purchase plan; provided that all such purchases, redemptions or other acquisitions otherwise permitted under this clause (b) do not exceed $15,000,000 in the aggregate in any fiscal year;

                (c) so long as no Default or Event of Default exists or would result therefrom, the Company may otherwise purchase, redeem or acquire shares of its common stock or warrants or options to acquire any such shares; provided that all such purchases, redemptions or other acquisitions otherwise permitted under this clause (c) do not exceed (i) $180,000,000 in the aggregate and (ii) 20,100,000 shares (as such number may be adjusted for stock dividends and stock splits occurring after the Closing Date). For the sake of clarity, the parties hereto acknowledge and agree that whenever assets or property other than cash is given for any purchase, redemption or other acquisition otherwise permitted under this clause (c), the value of such purchase, redemption or other acquisition shall be equal to the net book value at such time of such non-cash assets or property for purposes of determining the Company's compliance with the $180,000,000 limitation set forth in the preceding clause (i). Notwithstanding anything to the contrary in this subsection 7.10(c), the Company may not at any time purchase, redeem or acquire shares of its capital stock or warrants or options to acquire any such shares unless the Company delivers a duly completed Compliance Certificate pursuant to subsection 6.02(a) demonstrating all of the following: (A) an adjusted quick ratio under subsection 7.14(a) of not less than 1.10 to 1.00; and (B) a ratio of cash and accounts receivable to Loans under subsection 7.14(e) of not less than 1.25 to 1.00, in each case, measured as of the last day of the fiscal quarter most recently ended prior to such purchase, redemption or acquisition; and

                (d) the Company may make regularly scheduled payments of interest in respect of Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement or instrument governing such Subordinated Indebtedness."

          (1) Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "7.14 Financial Covenants

                (a) Adjusted Quick Ratio. The Company shall not as of the end of any fiscal quarter suffer or permit its ratio (determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus net current accounts receivable (valued in accordance with GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Current Liabilities (other than liabilities secured by a Lien on cash, Cash Equivalents or net current accounts receivable), to be less than the correlative ratio indicated.

          ----------------------------------------------------------------------
                             Period                              Ratio
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2002                   0.65:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2002 and          0.75:1.00
          Fiscal quarter ended December 31, 2002
          ----------------------------------------------------------------------
          Fiscal quarter ended March 31, 2003                  0.80:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2003                   0.85:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2003 and          0.90:1.00
          thereafter
          ----------------------------------------------------------------------

                (b) Minimum Tangible Net Worth. The Company shall not as of the end of any fiscal quarter permit Consolidated Tangible Net Worth to be less than the sum of (i) Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs, less (ii) $5,000,000, plus (iii) 75% of Consolidated Net Income (before write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition relating to goodwill and other intangibles previously capitalized on the Company's balance sheet associated with any such Acquisition excluding write-offs for in-process research and development not previously capitalized on the Company's balance sheet) for each fiscal quarter commencing after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (to the extent such Consolidated Net Income for any such fiscal quarter is positive), plus (iv) 100% of the Net Issuance Proceeds of any new equity issued by the Company after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (excluding equity issued under employee stock option or purchase plans); provided, however, that in no event shall Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs be less than $-75,000,000.

                (c) Leverage Ratio. The Company shall not as of the end of any fiscal quarter suffer or permit the Leverage Ratio to be greater than the correlative ratio indicated.

          ----------------------------------------------------------------------
                                Period                                Ratio
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2002                        4.75:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2002                   3.75:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended December 31, 2002                    3.25:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended March 31, 2003                       2.75:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2003                        2.50:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2003 and               2.25:1.00
          thereafter
          ----------------------------------------------------------------------

                (d) Senior Leverage Ratio. The Company shall not as of the end of any fiscal quarter suffer or permit the Senior Leverage Ratio to be greater than the correlative ratio indicated.

          ----------------------------------------------------------------------
                                Period                                Ratio
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2002                        1.35:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2002                   1.10:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended December 31, 2002 through
          June 30, 2003                                             0.75:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended September 30, 2003 and               0.60:1.00
          thereafter
          ----------------------------------------------------------------------


                (e) Minimum Cash and Accounts Receivable. The Company shall not as of the end of any fiscal quarter suffer or permit its ratio (determined on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus 75% of net current accounts receivable (valued in accordance with GAAP) owing by account obligors located in the United States, other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) the then outstanding principal amount of the Loans, to be less than the correlative ratio indicated.

          ----------------------------------------------------------------------
                                Period                                Ratio
          ----------------------------------------------------------------------
          Fiscal quarter ended June 30, 2002 through
          December 31, 2002                                         1.10:1.00
          ----------------------------------------------------------------------
          Fiscal quarter ended March 31, 2003 and thereafter        1.30:1.00
          ----------------------------------------------------------------------

                For the avoidance of doubt, (i) Unrestricted Subsidiaries shall not be included in the calculation of any of the financial measures set forth in the preceding clauses (a), (c), (d) or (e), and (ii) Permitted Receivables sold pursuant to any Permitted Receivables Purchase Facility permitted hereunder shall not be included in the calculation of any of the financial measures set forth in the preceding clauses (a) through (e)."

          (1) Subsection 8.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                "(m) Invalidity of Subordination Provisions. Any Subordination Agreement or the subordination provisions of any agreement or instrument governing any Subordinated Indebtedness and subordinating such Subordinated Indebtedness to the Obligations hereunder is for any reason revoked, invalidated or otherwise breached by the Company or any Subsidiary, or otherwise ceases to be in full force and effect as a result of any act or omission of the Company or any Subsidiary, or the Company or any Subsidiary otherwise contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder."

          (1) Exhibit G of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit G attached hereto.

          (2) Annex I of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

          (3) Schedule 2 to Exhibit C of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2-3 attached hereto.

2. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

     (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

     (b) The execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Governmental Authority in order to be effective and enforceable.

     (c) This Amendment and the Credit Agreement (as amended by this Amendment) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (d) All representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsections 5.11(a) and 5.11(b) of the Credit Agreement).

     (e) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

3. Conditions to Effectiveness

     (a) The effectiveness of Section 2(a) of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date of such satisfaction being referred to as the "Second Amendment Effective Date"):

            (1) This Amendment shall have been executed by the Agent and each of the Majority Banks.

            (2) The Bridge Loan Facility shall have been executed by the Company, the Agent and all lenders party thereto and shall have become effective in accordance with its terms.

            (3) On the Second Amendment Effective Date, (i) after giving effect to Section 2(a) hereof, the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date); (ii) after giving effect to
Section 2(a) hereof, no Default or Event of Default shall then exist; and (iii) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming the foregoing.

            (4) The terms of the Innoveda Acquisition shall be reasonably satisfactory in all material respects to the Agent and the Majority Banks.

            (5) The Company shall have paid to the Agent a non-refundable amendment fee for the benefit of each Bank that executes this Amendment by the close of business on April 16, 2002 in an amount equal to 0.25% of each such Bank's Commitment, and any other fees referenced in Section 7(g) hereof (to the extent invoiced) of this Amendment.

            (6) For purposes of determining compliance with the conditions specified in this Section 4(a), each Bank that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

     (b) The effectiveness of Section 2(b) of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date of such satisfaction being referred to as the "Bridge Funding Effective Date"):

            (1) The initial Borrowing Date (as defined in the Bridge Loan Facility) shall have occurred.

            (2) The Company shall have acquired and/or have tendered to it and/or have pledged to it under a binding shareholder agreement more than 50% of the issued and outstanding capital stock of Innoveda in accordance with the terms and conditions of the Innoveda Acquisition Agreement.

            (3) Any material changes to the terms of the Innoveda Acquisition since the Second Amendment Effective Date shall be reasonably satisfactory to the Agent and Majority Banks.

            (4) All governmental and third-party approvals necessary in connection with the Innoveda Acquisition shall have been obtained and be in full force and effect and all applicable waiting periods shall have expired without notice of any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Innoveda Acquisition.

            (5) On the Bridge Funding Effective Date, (i) after giving effect to
Section 2(b) hereof, the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date); (ii) after giving effect to
Section 2(b) hereof, no Default or Event of Default shall then exist; and (iii) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming the foregoing and the matters in subpart (1) above.

            (6) On or prior to the Bridge Funding Effective Date, the Company shall have paid to the Agent for the pro rata benefit of the Banks an additional non-refundable fee in an amount equal to $500,000, together with any other fees to the extent required to be paid pursuant to Section 5 hereof.

     (c) The effectiveness of Section 2(c) of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date of such satisfaction being referred to as the "Bridge Termination Effective Date"):

            (1) On the Bridge Termination Effective Date, (i) after giving effect to Section 2(c) hereof, the representations and warranties contained in
Section 3 hereof shall be true and correct in all material respects as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); (ii) after giving effect to Section 2(c) hereof, no Default or Event of Default shall then exist; and (iii) the

Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming the foregoing.

          (2) All commitments under the Bridge Loan Facility shall have terminated and all outstanding loans under the Bridge Loan Facility, if any, shall have been repaid in full.

          (3) The Company shall have paid to the Agent any fees to the extent required to be paid pursuant to Section 6 or 7(g) hereof.

     (d) From and after the Second Amendment Effective Date, the Bridge Funding Effective Date, and the Bridge Termination Effective Date, as applicable, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

     (e) The Agent will notify the Company and the Banks of the occurrence of the Second Amendment Effective Date, the Bridge Funding Effective Date, and the Bridge Termination Effective Date, as applicable.

4. Termination of Amendment. This Amendment (other than Section 2(a)(2) through 2(a)(4), Section 2(a)(6), Section 2(a)(7), Section 2(a)(9)(f), Section 2(a)(10)(n), Section 2(a)(13) and Section 2(a)(17) hereof) shall be void and of no further force or effect in the event the acquisition by the Company or a Subsidiary of more than 50% of the issued and outstanding capital stock of Innoveda shall not have occurred by October 31, 2002.

5. Fees. In the event the Bridge Loan Facility is in full force and effect as of August 1, 2002, the Company shall pay to the Agent for the pro rata benefit of the Banks an additional non-refundable fee in an amount equal to $1,000,000 on such date.

6. Miscellaneous.

     (a) The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

     (b) This Amendment shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

     (c) This Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent and the Banks shall retain all rights arising under Federal law.

     (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

     (e) This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto or thereto. This Amendment may not be amended except in accordance with the provisions of
Section 10.01 of the Credit Agreement.

     (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement or the Loan Documents.

     (g) The Company agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   MENTOR GRAPHICS CORPORATION


                                   By: /s/ Gregory K Hinckley
                                     -------------------------------------------
                                   Name: Gregory K. Hinckley
                                   Title: President


                                   By: /s/ Dennis Weldon
                                       -----------------------------------------
                                   Name: Dennis Weldon
                                   Title: Treasurer


                                   BANK OF AMERICA, N.A., as Agent and as a
                                   Bank

                                   By: /s/ Kevin McMahon
                                       -----------------------------------------
                                   Name: Kevin McMahon
                                   Title: Managing Director


                                   BNP PARIBAS

                                   By: /s/ Jean Plassard
                                       -----------------------------------------
                                   Name: Jean Plassard
                                   Title: Managing Director


                                   By: /s/ James F. McCann
                                       -----------------------------------------
                                   Name: James F. McCann
                                   Title: Director


                                   FLEET NATIONAL BANK, N.A.


                                   By: /s/ John B. Desmond
                                       -----------------------------------------
                                   Name: John B. Desmond
                                   Title: Director

                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ Chris Osborn
                                         ---------------------------------------
                                     Name: Chris Osborn
                                     Title: Managing Director


                                     MIZUHO CORPORATE BANK, LIMITED


                                     By: /s/ Masahito Fukuda
                                         ---------------------------------------
                                     Name: Masahito Fukuda
                                     Title: Senior Vice President

                                     ANNEX I

                                  PRICING GRID

                                (in basis points)

------------------------------------------------------------------------------------------------------------
Consolidated       Senior Leverage ***.90                      Senior Leverage **.90
EBITDA for
rolling four
quarter
period(x)
                   ------------------------------------------------------------------------------------------
                   x*         $70MM      $100MM     x****      x*        $70MM       $100MM     x****$125MM
                   $70MM      *** x *    *** x *    $125MM     $70MM     *** x *     *** x *
                             $100MM     $125MM                          $100MM      $125MM
------------------------------------------------------------------------------------------------------------
Commitment Fee     35.0       30.0       25.0       20.0       42.5      35.0        30.0       27.5
------------------------------------------------------------------------------------------------------------
Utilization Fee    12.5       12.5       12.5       12.5       12.5      12.5        12.5       12.5
---------------------------------------------------------------------------------------------- -------------
Base Rate          12.5       0.0        0.0        0.0        50.0      25.0        0.0        0.0
 LoanSpread
------------------------------------------------------------------------------------------------------------
Offshore Rate      137.5      100.0      75.0       50.0       175.0     150.0       112.5      87.5
Loan Spread
(Utilization *
33%)

------------------------------------------------------------------------------------------------------------
Offshore Rate      150.0      112.5      87.5       62.5       187.5     162.5       125.0      100.0
Spread
(Utilization ****
33%)
------------------------------------------------------------------------------------------------------------

          The Senior Leverage Ratio and Consolidated EBITDA used to compute the Commitment Fee, Utilization Fee and the Applicable Margin shall be the Senior Leverage Ratio and Consolidated EBITDA set forth in the Compliance Certificate most recently delivered by the Company to the Agent pursuant to Section 6.02(a) of the Credit Agreement; changes in the Commitment Fee, the Utilization Fee and the Applicable Margin resulting from a change in the Senior Leverage Ratio or Consolidated EBITDA shall become effective on the date of delivery by the Company to the Agent of a new Compliance Certificate and accompanying financial statements pursuant to Section 6.02(a). If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 6.02(a) (without giving effect to any grace period), the Commitment Fee, Utilization Fee and the Applicable Margin from the first day after the date on which such Compliance Certificate was required to be delivered to the Agent until the day on which the Company delivers to the Agent a Compliance Certificate and accompanying financial statements shall conclusively equal the highest Commitment Fee, Utilization Fee and Applicable Margin set forth above.

          For each day on which utilization of the combined Commitments equals or exceeds 33% at the close of the Agent's business on such day (or the close of the Agent's business on the next preceding Business Day in the case of a Saturday or Sunday or other day not a Business Day), the Applicable Margin for Offshore Rate Loans outstanding on such day shall be increased by 12.5 bps

* denotes less than
** denotes greater than
*** denotes less than equal to
**** denotes greater than or equal to

                                    Annex 1

                                  SCHEDULE 2-2

                                   Schedule 2:
                           Mentor Graphics Corporation
                            Financial Covenant Review
                                     [Date]

Covenant 7.14a - Minimum Liquidity

1.  Cash                                                                                $_____________
2.  Cash Equivalents                                                                    $_____________
3.  Net current accounts receivable                                                     $_____________
4.  Cash, Cash Equivalents and net current accounts receivable subject                  $_____________
      to a Lien securing Indebtedness
5.  Total (1+2+3-4)                                                                     $_____________
6.  Consolidated Funded Indebtedness                                                    $_____________
7.  Ratio of (5) to (6)                                                                  _____________
8.  Covenant - must not be less than.                                                    _____________


Covenant 7.14b - Minimum Tangible Net Worth

1.  Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which   $_____________
    the consummation of the Innoveda Acquisition occurs
2.  $5,000,000                                                                          $_____________
3.  75% of Consolidated Net Income (to the extent positive) for each fiscal quarter     $_____________
      commencing after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (before
      (a) write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition relating to goodwill and other intangibles previously capitalized on the Company's balance sheet associated with any such Acquisition,
      (b) excluding write-offs for in-process research and development not previously capitalized on the Company's balance sheet)

4.  100% of Net Issuance Proceeds of new equity issued                                  $_____________
      after the last day of the fiscal quarter in which the consummation of the
      Innoveda Acquisition occurs (excluding employee plans)
5.  Total (1-2+3+4)                                                                     $_____________
6.  Consolidated Tangible Net Worth _____                                               $_____________
7.  Excess (6-5)                                                                        $_____________

Covenant 7.14c - Minimum Net Income

1.  Consolidated Net Income                                                             $_____________
      (excluding
          (a) amortization of intangibles and
           (b) restructuring charges and non-cash expenses and write-offs related to or incurred in respect of the ATI Acquisition, the IKOS
      Acquisition and the Innoveda Acquisition taken in the fiscal quarter in which the consummation of such Acquisition occurs, or in the immediately following fiscal quarter)
2.  Covenant - must not be less than $0                                                 $_____________

                                 Schedule 2-2-1

Covenant 7.14d - Maximum Consolidated Funded Indebtedness to
Consolidated EBITDA

1.  Consolidated Funded Indebtedness                                                    $_____________
2.  Consolidated EBITDA (rolling four fiscal quarters)                                  $_____________
         (a)  Consolidated Net Income
         (b)  Consolidated Interest Charges
         (c)  the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income
         (d)  the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income
         (e)  restructuring charges taken in the third and fourth fiscal quarters of fiscal year 2001 and the first fiscal quarter of fiscal year 2002
         (f)  any Acquisition-related expenses, restructuring charges and write-offs (relating to in-process research and development, goodwill and other intangibles associated with the ATI Acquisition, the IKOS
              Acquisition or the Innoveda Acquisition) taken in the fiscal quarter in which consummation of the applicable Acquisition occurs or in the immediately following fiscal quarter
3.  Ratio of (1) to (2)                                                                 $_____________
4.  Covenant - must not be more than _________                                           _____________


Covenant 7.14e - Capital Expenditures                                                   $=============

1.  Capital Expenditures from January 1, 2002 to date                                   $_____________
2.  Covenant - must not be more than $35,000,000                                        $_____________

                                 Schedule 2-2-2

                                  SCHEDULE 2-3

                                   Schedule 2:
                           Mentor Graphics Corporation
                            Financial Covenant Review
                                     [Date]

Covenant 7.14a - Adjusted Quick Ratio

1.  Cash                                                                                $_________________
2.  Cash Equivalents                                                                    $_________________
3.  Net current accounts receivable                                                     $_________________
4.  Cash, Cash Equivalents and net current accounts receivable subject to a Lien
    securing Indebtedness                                                               $_________________
5.  Total (1 + 2 + 3 - 4)                                                               $_________________
6.  Consolidated Current Liabilities (other than liabilities secured by a Lien on
    cash, Cash Equivalents or net current accounts receivable)                          $_________________
7.  Ratio of (5) to (6)                                                                 _________________
8.  Covenant - must not be less than ______

Covenant 7.14b - Minimum Tangible Net Worth

1.  Consolidated Tangible Net Worth as of the last day of the fiscal quarter in which   $_____________
    the consummation of the Innoveda Acquisition occurs
2.  $5,000,000                                                                          $_____________
3.  75% of Consolidated Net Income (to the extent positive) for each fiscal quarter     $_____________
      commencing after the last day of the fiscal quarter in which the consummation of the Innoveda Acquisition occurs (before
      (a) write-offs related to or incurred in respect of the ATI Acquisition, the IKOS Acquisition and the Innoveda Acquisition relating to goodwill and other intangibles previously capitalized on the Company's balance sheet associated with any such Acquisition,
      (b) excluding write-offs for in-process research and development not previously capitalized on the Company's balance sheet)

4.  100% of Net Issuance Proceeds of new equity issued                                  $_____________
      after the last day of the fiscal quarter in which the consummation of the
      Innoveda Acquisition occurs (excluding employee plans)
5.  Total (1-2+3+4)                                                                     $_____________
6.  Consolidated Tangible Net Worth _____                                               $_____________
7.  Excess (6-5)                                                                        $_____________


Covenant 7.14c - Leverage Ratio

1.  Total consolidated liabilities                                                      $_________________
2.  Subordinated Indebtedness                                                           $_________________
3.  Consolidated Tangible Net Worth                                                     $_________________
4.  Ratio of ((1) - (2)) to ((3) + (2))                                                 _________________
5.  Covenant - must be less than __________                                             _________________

Covenant 7.14d - Senior Leverage Ratio

1.  Consolidated Funded Indebtedness                                                    $_________________
2.  Subordinated Indebtedness                                                           $_________________
3.  Consolidated Tangible Net Worth                                                     $_________________
4.  Ratio of ((1) - (2)) to ((3) + (2))
5.  Covenant - must be less than _____________                                          _________________

Covenant 7.14e - Minimum Cash and Accounts Receivable

                                 Schedule 2-3-1

1.  Cash                                                                                $__________________
2.  Cash Equivalents                                                                    $__________________
3.  75% of net current accounts receivable owing by U.S. obligors
                                                                                        $__________________
4.  Cash, Cash Equivalents and net current accounts receivable subject to a Lien
    securing Indebtedness                                                               $__________________
5.  Total (1 + 2 + 3 - 4)                                                               $
                                                                                        ===================
6.  Outstanding Loans                                                                   $
                                                                                        ===================
7.  Ratio of (5) to (6)                                                                 __________________
8.  Covenant - must be greater than _______                                             __________________

                                    EXHIBIT G

                         FORM OF SUBORDINATION AGREEMENT

          THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of __________, 20__, is made among Mentor Graphics Corporation, an Oregon corporation (the "Borrower"), each of the financial institutions named on the signature pages hereof under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "Agent") and __________, a __________ corporation (the "Creditor").

          The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of January 10, 2001 (as amended, modified, renewed, extended or replaced from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to make certain revolving loans to the Borrower. Additionally, the Borrower intends to become indebted to the Creditor in the principal amount of $__________, [pursuant to a __________ Agreement, dated [as of] __________,
20__ (as amended, modified, renewed, extended or replaced from time to time, the "__________ Agreement") and the__________ Note dated __________, 20__ (the
"Subordinated Note") outstanding thereunder] [pursuant to a __________ Note dated ___________, 20__ (as amended, modified, renewed, extended or replaced from time to time, the "Subordinated Note")]. It is a requirement under the Credit Agreement that the Borrower deliver this Agreement to the Agent and the Banks to provide for the subordination of the Borrower's indebtedness to the Creditor. The Creditor has agreed to the subordination of such indebtedness to it, upon the terms and subject to the conditions set forth in this Agreement.

          Accordingly, the parties hereto agree as follows:

          SECTION 1. Definitions; Interpretation.

          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          (c) "Creditor Collateral" means any property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Creditor pursuant to the [__________ Agreement,] the Subordinated Note or otherwise, securing payment and performance of the Subordinated Debt.

          (d) "Insolvency Event" has the meaning set forth in Section 3.

          (e) "Net Cash Flow from Operations" means net cash flow from operations less capital expenditures less cash dividends, in each case, of the Subsidiary whose Acquisition is financed in whole or in part by the Subordinated Debt.

           (f) "Senior Debt" means the indebtedness, liabilities and other obligations of the Borrower to the Agent and the Banks under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Borrower to the Agent and the Banks thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

           (g) "Subordinated Debt" means all indebtedness, liabilities and other obligations of the Borrower to the Creditor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all principal on [the credit extensions made by the Creditor to the Borrower under the ____________ Agreement] [the Subordinated Note], all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Creditor under or in connection with [the _________ Agreement,] the Subordinated Note and any other documents or instruments related thereto.

           (h) "Subordinated Debt Payment" means any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt.

           (i) Interpretation. In this Agreement, except to the extent the context otherwise requires:

     (i) Any reference in this Agreement to an Article, a Section, a Schedule or an Exhibit is a reference to an article hereof, a section hereof, a schedule hereto or an exhibit hereto, respectively, and to a subsection hereof or a clause hereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

     (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

     (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

     (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

     (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

           (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

           (vii) The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                 SECTION 2. Agreement of Subordination.

                 (a) Subordination to Payment of Senior Debt. All payments on account of the Subordinated Debt shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior indefeasible payment in full in cash or cash equivalents of the Senior Debt.

                 (b) Subordination of Liens. All Liens now or hereafter existing of the Creditor in any Creditor Collateral shall be subject, subordinate and junior in all respects and at all times to the Liens now or hereafter existing of the Banks (or the Agent on behalf of the Banks) therein, regardless of the time or order of attachment or perfection of such Liens, the time or order of filing of financing statements, the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other Liens, or any other circumstances whatsoever.

                 SECTION 3. Subordination Upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshalling or composition of the assets and liabilities of the Borrower, or otherwise (such events, collectively, the "Insolvency Events"): (i) all amounts owing on account of the Senior Debt shall first be indefeasibly paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Agent (on behalf of the Banks) for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Agent or the Banks in respect of such Senior Debt.

                 SECTION 4. Payments on Subordinated Debt.

                 (a) Permitted Payments. Prior to the occurrence of any Event of Default, the Borrower may make, and the Creditor shall be entitled to accept and receive, only regularly scheduled payments on account of principal of and interest on the Subordinated Debt, in accordance with the terms of [the _________ Agreement and] the Subordinated Note; provided, however, that notwithstanding the foregoing provisions of this Section 4 the Borrower shall not make, and the Creditor shall not accept or receive, in any fiscal quarter of the Borrower, any payments on account of the Subordinated Debt in an aggregate amount in excess of 50% of Net Cash Flow from Operations for such fiscal quarter.

                 (b) No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, the Borrower shall not make, and the Creditor shall not accept or receive, any Subordinated Debt Payment.

                 SECTION 5. Subordination of Remedies. As long as any Senior Debt shall remain outstanding and unpaid, the Creditor shall not, without the prior written consent of the Agent (acting on instructions from the Majority Banks):

          (i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of [the __________ Agreement and] the Subordinated Note;

          (ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any Creditor Collateral, including causing or compelling the pledge or delivery of any Creditor Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Creditor Collateral, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to the Creditor Collateral, or attempt to do any of the foregoing;

          (iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Creditor to the Borrower against any of the Subordinated Debt; or

          (iv) commence, or cause to be commenced, or join with any creditor other than the Banks in commencing, any bankruptcy, insolvency or receivership proceeding against the Borrower.

                 SECTION 6. Payment Over to Agent. In the event that, notwithstanding the provisions of Sections 3, 4 and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4 and 5 by the Creditor before all Senior Debt is indefeasibly paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Banks and the Agent and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4 and 5, after giving effect to any concurrent payments or distributions to the Agent and the Banks in respect of the Senior Debt.

                 SECTION 7. Authorization to Agent. If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur relating to the Borrower or its property: (i) the Agent, when so instructed by the Majority Banks, is hereby irrevocably authorized and empowered (in the name of the Banks or in the name of the Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Banks; and (ii) the Creditor shall promptly take such action as the Agent (on instruction from the Majority Banks) may reasonably request (A) to collect the Subordinated Debt for the account of the Banks and to file appropriate claims or proofs of claim in respect of the Subordinated Debt,
(B) to execute and deliver to the Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

               SECTION 8. Representations and Warranties. The Creditor represents and warrants to each Bank and the Agent that:

               (a) Organization and Powers. The Creditor is a corporation duly organized; validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Agreement.

               (b) Authorization; No Conflict. The execution, delivery and performance by the Creditor of this Agreement have been duly authorized by all necessary corporate action of the Creditor, and do not and will not: (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Creditor, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Creditor is a party or by which it or its properties may be bound or affected; or (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Creditor.

               (c) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms.

               (d) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Creditor of this Agreement.

               (e) No Prior Assignment. The Creditor has not previously assigned any interest in the Subordinated Debt or any Creditor Collateral, no Person other than the Creditor owns an interest in the Subordinated Debt or Creditor Collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Creditor.

               (f) Independent Investigation. The Creditor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Agreement and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or the Banks with respect thereto. The Creditor represents and warrants that it is aware of the terms of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Creditor may desire. The Creditor is not relying upon or expecting the Agent or the Banks to furnish to the Creditor any information now or hereafter in the Agent's or the Banks' possession concerning the financial condition of the Borrower or any other matter.

           SECTION 9. Certain Agreements of the Creditor.

           (a) No Benefits. The Creditor understands that there may be various agreements among the Agent, the Banks and the Borrower evidencing and governing the Senior Debt, and the Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on the Creditor and that the Agent and the Banks shall have no obligation to the Creditor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.

           (b) No Interference. The Creditor acknowledges that the Borrower has granted or may hereafter grant the Agent and the Banks a security interest in all or certain of the Borrower's assets, including the Creditor Collateral, and agrees not to interfere with or in any manner oppose a disposition of any such collateral by the Agent or the Banks in accordance with applicable law.

           (c) Reliance by Agent and Banks. The Creditor acknowledges and agrees that the Agent and the Banks will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the Loans thereunder.

           (d) Waivers. The Creditor waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshalling of assets.

           (e) Obligations of Creditor Not Affected. The Creditor agrees that at any time and from time to time, without notice to or the consent of the Creditor, without incurring responsibility to the Creditor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Agent and the Banks hereunder:

     (i) the time for the Borrower's performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Agent and the Banks in accordance with the Loan Documents;

     (ii) the agreements of the Borrower with respect to the Loan Documents may from time to time be modified by the Borrower, the Banks and the Agent in accordance with the Loan Documents for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of the Borrower, the Banks or the Agent thereunder;

     (iii) the manner, place or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part;

     (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by the Borrower, the Agent and the Banks;

     (v) any collateral may be sold, exchanged, released or substituted and any Lien in favor of the Agent or the Banks may be terminated, subordinated or fail to be perfected or become unperfected;

     (vi) any Person liable in any manner for Senior Debt may be discharged, released or substituted; and

     (vii) all other rights against the Borrower, any other Person or with respect to any collateral may be exercised (or the Agent and the Banks may waive or refrain from exercising such rights).

           (f) Rights of Agent and Banks Not to Be Impaired. No right of the Agent or the Banks to enforce the subordination provided for herein or to exercise their other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by the Borrower, the Agent or the Banks hereunder or under or in connection with the other Loan Documents or by any noncompliance by the Borrower with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Agent or the Banks may have or otherwise be charged with.

           (g) Financial Condition of Borrower. The Creditor shall not have any right to require the Agent or the Banks to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform Senior Debt; (ii) the Senior Debt;
(iii) any collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Agent, the Banks or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

           (h) Acquisition of Liens or Guaranties. The Creditor shall not, without the prior consent of the Agent and the Majority Banks, acquire any right or interest in or to any Creditor Collateral or accept any guaranties for the Subordinated Debt.

           SECTION 10. Subrogation.

           (a) Subrogation. Until the indefeasible payment and performance in full of all Senior Debt, the Creditor shall not have, and shall not directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Agent or the Banks hereunder or otherwise. Upon the indefeasible payment and performance in full of all Senior Debt, the Creditor shall be subrogated to the rights of the Agent and the Banks to receive payments or distributions applicable to the Senior Debt until the

Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Agent or the Banks of any cash, property or securities to which the Creditor would be entitled except for the provisions of Section 3, 4 or 5 shall, as among the Borrower, its creditors (other than the Banks and the Agent) and the Creditor, be deemed to be a payment by the Borrower to or on account of the Senior Debt.

           (b) Payments Over to Creditor. If any payment or distribution to which the Creditor would otherwise have been entitled but for the provisions of
Section 3, 4 or 5 shall have been applied pursuant to the provisions of Section 3, 4 or 5 to the payment of all amounts payable under the Senior Debt, the Creditor shall be entitled to receive from the Agent and the Banks any payments or distributions received by the Agent and the Banks in excess of the amount sufficient to pay in full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to the Agent and the Banks, the Agent and the Banks shall promptly remit such excess to the Creditor and until so remitted shall hold such excess payment for the benefit of the Creditor.

           SECTION 11. Continuing Agreement; Reinstatement.

           (a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Creditor until indefeasible payment and performance in full of the Senior Debt and termination of the Commitments. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with the Borrower.

           (b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of the Borrower shall be rescinded or must otherwise be restored by the Agent or any Bank, whether as a result of an Insolvency Event or otherwise.

           SECTION 12. Payments. The Creditor shall make each payment hereunder unconditionally in full without set-off, counterclaim or other defense, on the day when due to the Agent in Dollars and in same day or immediately available funds, to the Agent's Payment Office.

           SECTION 13. Transfer of Subordinated Debt. The Creditor may not assign or transfer its rights and obligations under the [__________ Agreement or the] Subordinated Note or any interest in the Subordinated Debt or any Creditor Collateral without the prior written consent of the Majority Banks, and any such transferee or assignee, as a condition to acquiring the Subordinated Note or interest in the Subordinated Debt or Creditor Collateral shall agree to be bound hereby, in form satisfactory to the Agent.

           SECTION 14. Amendments of Subordinated Debt. Each of the Borrower and the Creditor shall not, without the prior written consent of the Majority Banks, agree to or permit any amendment, modification or waiver of any material provisions of [the __________Agreement,] the Subordinated Note or any other agreement relating to any Subordinated Debt (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Subordinated Debt) if the effect of such amendment, modification or waiver is to: (i) increase the interest rate on the Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to the Borrower or any Subsidiary; or (iv) otherwise increase the obligations of the Borrower in respect of the Subordinated Debt or confer additional rights upon the Creditor which individually or in the aggregate would be adverse to the Borrower, its Subsidiaries or the Banks.

           SECTION 15. Obligations of Borrower Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights against the Borrower of the Creditor, on the one hand, and the Agent and the Banks, on the other hand. Nothing contained in this Agreement shall (i) impair, as between the Borrower and the Creditor, the obligation of the Borrower to pay the principal of or interest on the Subordinated Note and its other obligations with respect to the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or (ii) otherwise affect the relative rights against the Borrower of the Creditor, on the one hand, and the creditors of the Borrower (other than the Banks and the Agent), on the other hand.

           SECTION 16. Endorsement of Subordinated Notes; Further Assurances and Additional Acts.

           (a) Endorsement of Subordinated Note. At the request of the Agent, the Subordinated Note and all other documents and instruments evidencing any of the Subordinated Debt shall be endorsed with a legend noting that the Subordinated Note and such other documents and instruments are subject to this Agreement, and the Creditor shall promptly deliver to the Agent evidence of the same.

           (b) Further Assurances and Additional Acts. Each of the Creditor and the Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, financing statements, documents and assurances, and perform such acts as the Agent or the Majority Banks shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent and the Majority Banks.

           SECTION 17. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent or delivered at or to the address or facsimile number of the respective party or parties set forth on the signature pages hereof, or at or to such other address or facsimile number as such party or parties shall have designated in a written notice to the other party or parties. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile transmission, when sent.

           SECTION 18. No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

          SECTION 19. Costs and Expenses.

          (a) Payments by Borrower. The Borrower agrees to pay to the Agent on demand the reasonable out-of-pocket costs and expenses of the Agent, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof.

          (b) Payments by Borrower and Creditor. Each of the Borrower and the Creditor jointly and severally agrees to pay to the Agent on demand all costs and expenses of the Agent and the Banks, and the fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Agent and any Bank as a result of any failure by the Creditor to perform or observe its obligations contained in this Agreement.

          SECTION 20. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid or the Banks have any Commitments. Without limiting the generality of the foregoing, the obligations of the Borrower and the Creditor under Section 19 shall survive the satisfaction of the Senior Debt and the termination of the Commitments.

          SECTION 21. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

          SECTION 22. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Creditor, the Agent and each Bank and their respective successors and assigns.

          SECTION 23. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          SECTION 24. Submission to Jurisdiction.

          (a) Submission to Jurisdiction. The Creditor hereby (i) submits to the nonexclusive jurisdiction of the courts of the State of California and the federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

          (b) [Appointment of Process Agent. The Creditor hereby irrevocably appoints __________ (the "Process Agent"), with an office on the date hereof at__________, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to the Creditor in care of the Process Agent at the Process Agent's above address, and the Creditor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Creditor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Creditor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Creditor at its address specified in Section 17. If for any reason __________ shall cease to act as Process Agent, the Creditor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Agent.]

          (c) No Limitation. Nothing in this Section 24 shall limit the right of the Agent or the Banks to bring any action or proceeding against the Creditor or its property in the courts of other jurisdictions.

          SECTION 25. Entire Agreement; Amendments and Waivers.

          (a) Entire Agreement. This Agreement constitutes the entire agreement of the Borrower, the Banks, the Agent and the Creditor with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

          (b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Creditor, the Agent and the Majority Banks (or the Agent with the written consent of the Majority Banks); and no waiver of any provision of this Agreement, or consent to any departure by the Borrower or the Creditor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks (or the Agent with the consent of the Majority Banks). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 26. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and [the__________ Agreement,] the Subordinated Note or any other document or instrument relating to the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

          SECTION 27. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

          SECTION 28. Interpretation. This Agreement is the result of negotiations between, and have been reviewed by counsel to, the Agent, the Creditor, the Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any of the Banks or the Agent merely because of the Agent's or any Bank's involvement in the preparation thereof.

          SECTION 29. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 30. Termination of Agreement. Upon indefeasible payment and performance in full in cash or cash equivalents of the Senior Debt and the termination of the Commitments, this Agreement shall terminate and the Agent and the Banks shall promptly execute and deliver to the Borrower and the Creditor such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of the Borrower and the Creditor under Section 19 shall survive such termination.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                             THE BORROWER

                             MENTOR GRAPHICS CORPORATION

                             By:_______________________________________
                             Title:


                             Address:

                             __________________________________________
                             __________________________________________
                             __________________________________________
                             Attn.:____________________________________
                             Fax No.___________________________________

                                   THE AGENT

                                   BANK OF AMERICA, N.A., as Agent


                                   By:__________________________________________
                                   Title:


                                   Address:

                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   Attn.:_______________________________________
                                   Fax No.______________________________________



                                   THE BANKS

                                   [BANK]

                                   By:__________________________________________
                                   Title:


                                   Address:
                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   Attn.:_______________________________________
                                   Fax No.______________________________________



                                   [BANK]


                                   By:__________________________________________
                                   Title:

                                   Address:

                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   Attn.:_______________________________________
                                   Fax No.______________________________________

                                   [BANK]

                                   By:__________________________________________
                                   Title:

                                   Address:

                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   Attn.:_______________________________________
                                   Fax No.______________________________________



                                   THE CREDITOR

                                   [CREDITOR]

                                   By:__________________________________________
                                   Title:

                                   Address:

                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   Attn.:_______________________________________
                                   Fax No.______________________________________